CONVERTIBLE NOTE ASSIGNMENT

         THIS CONVERTIBLE NOTE ASSIGNMENT ("Agreement") is made effective as of this 22nd day of 2017, by and between G&L Enterprises ("Assignor", "G&L"), and Ga Du Corporation ("Assignee", "Ga Du"), a Nevada corporation.

WHEREAS, the Assignor is currently the beneficial owner of One Hundred Thousand Dollars ($100,000.00) principle amount and twelve percent (12%) interest rate of debt (the "Debt") of Alliance Financial Networks, Inc. (the "Debtor"), evidenced by a note held by Assignor (the "Note"), a copy of which is attached hereto as Exhibit A.

WHEREAS, the Assignor originally entered into a Convertible Promissory Note with Alliance Financial Networks, Inc. on July 5, 2017, wherein the Assignor loaned Alliance $100,000, with a term of one year and an interest rate of 12% annum.

WHEREA, the Assignor wishes to sell, grant, assign, and transfer $100,000.00 of the Debt, along with any accrued and unpaid interest (the "Assigned Debt") to Assignee, and Assignee wishes to acquire the Assigned Debt upon the terms and conditions set forth in this agreement (the "Agreement").

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained, the parties to this agreement (the "Parties"), intending to be legally bound, agree as follows:

1. Assignment and Transfer of the Assigned Debt.  Upon the execution of this Agreement (the "Closing") and subject to the terms and conditions of this Agreement, the Assignor shall grant, assign, convey and deliver to the Assignee, and the Assignee shall accept from the Assignor, the Assigned Debt, including all rights and obligations thereunder. The Assigned Debt shall be subject to the terms of the Note, except such terms that are amended by this Agreement.

2. Delivery of Note. At the Closing, the Assignor shall deliver to the Assignee one or more notes representing the Assigned Debt.

3. Representations, Warranties And Covenants Of The Assignor

3.1	The Assignor represents, warrants and covenants to the Assignee that:

(a)   Authority. The Assignor has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Assignor and constitutes a valid and binding obligation of the Assignor enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Assignor does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b) Title. The Assignor has good and marketable title to the Convertible Debt free and clear of all liens and encumbrances, and has the ability to freely transfer the Assigned Debt.

(c) No Prepayment. The Assigned Debt has not been prepaid in full or in part, and the full amount of the Assigned Debt is due and owing by the Debtor to the Assignor.  The Debtor has been given notice of this Assignment by the Assignor.

3.2 The representations, warranties and covenants contained in Section 4.1 are provided for the exclusive benefit of the Assignee and a breach of any one or more thereof may be waived by the Assignee in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties and covenants contained in Article 4 will survive the signing of this Agreement.

4. Consent of Debtor.

4.1 The Debtor agrees and consents to the assignment of the Acquired Debtor to the Assignee by the Assignor, and the possible conversion, at the Assignee's option, of the Acquired Debt or portion thereof.

4.2 The Debtor represents, warrants and covenants to the Assignee that:

(a)	The full amount of the Debt is due and owing at the time of this Agreement, and

(b)	The Debt has not been prepaid in full or in part.

4.3 The Debtor agrees and acknowledges that the Assignee is entitled to make demand for payment or conversion pursuant to the terms of the Note and this Agreement at any time following the date of maturity, for full or partial payment of the full amount of the Acquired Debt.

5. Authorizations.  Each of the Parties represent and warrant that each has the proper authorization and power to enter into this Agreement and effect the actions required therein, including, but not limited to, necessary board resolutions or other approvals, as required.

6. Entire Agreement. This Agreement constitutes the complete understanding between the Parties with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.

7. Fees and Costs. The Parties shall each bear their own fees and costs incurred in connection with this Agreement.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, executors, successors and assigns.

9. Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada.

10. Survival of Representations and Warranties. All representations and warranties made by the Assigner and the Assignee shall survive the Closing.

11. Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Nevada.  The Parties hereby consent to personal jurisdiction and venue in Nevada.

12. Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy of this Agreement.

14. Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

15. Rule of Construction Relating to Ambiguities. All Parties acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

16. Deposit and Clearance. If the assignee is unable to deposit and clear the shares of the company for any reason, the Assignee may return any shares for cancellation to the transfer agent and (a) cancel the transaction and not make payments to the assignor or (b) demand the return of any payments advanced by the Assignee to the Assignor.

IN WITNESS WHEREOF this agreement was signed by the parties hereto as of the day and year first above written.

G&L ENTERPRISES	GA DU CORPORATION

/s/L. John Lewis	/s/L. John Lewis
L. John Lewis, Member (Assignor)	L. John Lewis, President (Assignee)

ACKNOWLEDGEMENT OF ASSIGNMENT TO GA DU CORPORATION

         The undersigned, by signing below, does hereby acknowledges that the representative of the Debtor has read, understood and agrees with the Assignment of the debt owed by Alliance to G&L Enterprises, and does hereby acknowledge that the debt shall be paid to Ga Du Corporation, and not to G&L Enterprises.

ALLIANCE FINANCIAL NETWORKS, INC.

By:    /s/Lawrence I. Lipman
          Lawrence I. Lipman, President (Debtor)

EXHIBIT A

Convertible Promissory Note dated July 6, 2017 is included as Exhibit 10.11 to this Current Report on Form 8-K